UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	000-54288	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E-5-2, Megan Avenue 1, Block E

Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 2162 0773
(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2017, Poh Chai Ham resigned from his position as the Director of Prime Global Capital Group Incorporated, a Nevada corporation (the “Company”). His resignation was not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On February 13, 2017, Jeremy Chia Pei Chai was appointed to serve as the Director of the Company until his successor(s) shall be duly elected or appointed, unless he resigns, is removed from office or is otherwise disqualified from serving as a director of the Company. Mr. Chia will serve on our Board of Directors in accordance with the terms and conditions of our standard Director Retainer Agreement, a form of which is attached hereto and incorporated herein as Exhibit 10.1.

Dato’ Jeremy Chia Pei Chai, age 30, is the Director of Marathon Capital Management Limited, HK, an international investment fund focusing on early and development stage private companies spanning the entertainment, security, real estate and investment industries. His fund has made investments in Hong Kong, Macau, China, Philippines and Singapore. Dato’ Jeremy has also started to build his business as a founder of flea market in 2012 at The Mines, Seri Kembangan, Selangor. Prior to founding the fund, from 2009 to 2011 Dato’ Jeremy was a branch manager at Melilea, a prioneering global green corporation that has won numerous industry and global awards for its innovative management as a health and wellness multinational corporation. From 2008 to 2009, Dato’ Jeremy served as a client advisor for United Overseas Bank.

Dato’ Jeremy was a major shareholder in XYEC HOLDINGS CO., LTD, a Japan limited company, that was listed on the Catalist market on the Singapore Exchange on September 18, 2013. XYEC was taken private by its controlling shareholder Mamezou Holdings Co. Ltd (TYO:3756) in the second quarter of 2016.

In appreciation of his contributions to the state of Pahang, Dato’ Jeremy was conferred the honourable title of Darjah Indera Mahkota Pahang on 29th April 2014. In addition to his business, Dato’ Jeremy has devoted himself to philanthropy. On September of 2016, Dato’ Jeremy received a Corporate and Social Responsibilty award from Asia Pacific CSR in recognition of his contributions to society.

Dato’ Jeremy received his bachelors degree in finance and investment from TAR College in Malaysia in 2007. We believe that Dato’ Jeremy will bring to the Board of Directors his experience in international business operations as well as banking and finance expertise.

Dato’ Jeremy will receive a monthly compensation of 3,000 Malaysian Ringgit, or approximately US $752, in connection with his service on our Board of Directors. Dato’ Jeremy will serve as an independent director on each of our audit, compensation and nomination and corporate governance committees.

Dato’ Jeremy does not have a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits.

Number	Exhibit

10.1	Form of Director Retainer Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: February 16, 2017

	By:	/s/ Weng Kung Wong
Weng Kung Wong
Chief Financial Officer

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